Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION:
August 19, 2009	Michael J. Minnaugh Chief Financial Officer (773) 832-3233 E-mail: MMinnaugh@corusbank.com
CORUS BANKSHARES RECEIVES
NASDAQ NOTICE
Chicago, Illinois — Corus Bankshares, Inc. (NASDAQ: CORS) (the “Company”) today announced that the Company received a letter from The Nasdaq Stock Market (“Nasdaq”) on August 13, 2009 notifying the Company that it is currently not in compliance with Nasdaq Marketplace Rule 5250(c)(1) (the “Listing Rule”) because the Company had not filed its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 (the “Form 10-Q”) in a timely manner.
As previously reported in a Form 12b-25 filed by the Company with the Securities and Exchange Commission on August 11, 2009 with respect to the Form 10-Q, the Company has been working diligently with its financial and professional advisers in seeking qualified sources of outside capital. These efforts during the last several months have prevented the Company from finalizing its financial statements on time to file the Form 10-Q within the prescribed time period without unreasonable effort and expense. As part of management’s process of finalizing its financial statements, the Company is still reviewing the classification of assets and the potential related valuation adjustments which are necessary for the preparation of the financial statements required to be filed as part of the Form 10-Q.
Under Nasdaq rules, the Company now has 60 calendar days, or until October 12, 2009, to submit a plan to Nasdaq to regain compliance with the Listing Rule. If the plan is accepted, Nasdaq can grant the Company an exception of up to 180 calendar days from the Form 10-Q’s due date, or until February 8, 2010, to regain compliance. The Company anticipates that it will file its plan to regain compliance with the Listing Rule prior to the expiration of the 60-day period and intends to take all appropriate actions to regain compliance.
The Company is a bank holding company headquartered in Chicago, Illinois. The Company conducts its banking operations through its wholly owned banking subsidiary, Corus Bank, N.A. (the “Bank”). The Bank is a nationwide construction lender, specializing in condominium, office, hotel, and apartment projects. The Company’s common stock currently trades on the NASDAQ Global Select Market tier of The NASDAQ Stock Market under the symbol: CORS.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by, among other things, the use of forward-looking terms such as “likely,” “typically,” “may,” “intends,” “expects,” “believes,” “anticipates,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “potential,” “hopeful,” or “attempts” or the negative of such terms or other variations on such terms or comparable terminology. By their nature, these statements are subject to risks, uncertainties and other factors, which could cause actual future results to differ materially from those results expressed or implied by such forward-looking statements.
Do not unduly rely on forward-looking statements. They give the Company’s expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and, except as required by law, the Company does not intend to update them to reflect changes that occur after that date. For a discussion of factors that may cause actual results to differ from expectations, refer to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009. Any factor described in this press release or in any document referred to in this press release could, by itself or together with one or more other factors, adversely affect the Company’s business, earnings and/or financial condition.
###

2